Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-249722 and 333-208667) on Form S-8 of our report dated June 20, 2023, with respect to the financial statements of General Dynamics Corporation 401(k) Plan 6.0.
/s/ KPMG LLP
McLean, Virginia
June 20, 2023